UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 1)
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Serina Therapeutics, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) amends the definitive proxy statement of Serina Therapeutics, Inc. (the “Company”), filed with the U.S. Securities and Exchange Commission (“SEC”) on September 26, 2025 (the “Proxy Statement”) in connection with the Company’s 2025 Annual Meeting of Stockholders to be held on Friday, November 7, 2025, including any adjournment or postponement thereof (the “Meeting”). This Amendment supplements and amends certain disclosures relating to the proposal to approve, pursuant to NYSE American listing rules, the issuance of common stock in connection with the exercise of certain Convertible Note and Warrants (the “Convertible Note and Warrants Proposal”).

The Amendment should be read in conjunction with the Proxy Statement, which should be read in its entirety and is available free of charge on the SEC’s website at www.sec.gov. Page number references below are to page numbers in the Proxy Statement, and capitalized terms used but not defined herein have the meanings set forth in the Proxy Statement. Underlined text shows text being added to a referenced disclosure in the Proxy Statement, and strikethrough text shows text being removed from a referenced disclosure in the Proxy Statement.

Proxies already received will continue to be voted as instructed unless otherwise revoked or changed by a subsequent proxy.

EXCEPT AS DESCRIBED IN THIS AMENDMENT, THE INFORMATION PROVIDED IN THE PROXY STATEMENT REMAINS UNCHANGED. TO THE EXTENT THAT INFORMATION IN THIS AMENDMENT DIFFERS FROM OR UPDATES INFORMATION CONTAINED IN THE PROXY STATEMENT, THE INFORMATION IN THIS AMENDMENT SHALL BE DEEMED TO REPLACE AND SUPERSEDE THE PROXY STATEMENT, AND THE INFORMATION PROVIDED HEREIN SHALL GOVERN. THE PROXY STATEMENT CONTAINS ADDITIONAL INFORMATION. THIS AMENDMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

The following disclosure amends and restates the paragraph under the heading “CONVERTIBLE NOTE AND WARRANTS PROPOSAL – General” on page 30 of the Proxy Statement:

The Company is asking stockholders to approve, for purposes of complying with ~~Section~~Sections 711 and 713(a) of the NYSE American Company Guide, the potential issuance of ~~20% or more of the issued and outstanding~~ shares of the Company's common stock to the holders of the Convertible Note and Warrants (as defined below).
The following disclosure is inserted as a new paragraph under the heading “CONVERTIBLE NOTE AND WARRANTS PROPOSAL – NYSE American Approval Requirement” on page 31 of the Proxy Statement:

NYSE American Company Guide Rule 711 requires stockholder approval for the establishment of (or material amendment to) a stock option or purchase plan or other equity compensation arrangement pursuant to which options or stock may be acquired by officers, directors, employees, or consultants of the Company. The NYSE American has advised that, because Dr. Bailey is a director of the Company, under certain circumstances the issuance of shares of the Company’s common stock to Dr. Bailey pursuant to the Convertible Note and Warrants could be considered equity compensation for purposes of Rule 711, depending on the market price of the Company’s common stock at the time of each funding of the Convertible Note, among other factors.
The following disclosure amends and restates the paragraph under the heading “CONVERTIBLE NOTE AND WARRANTS PROPOSAL – Consequences of Not Approving this Proposal” on pages 31-32 of the Proxy Statement:

If our stockholders do not approve the Convertible Note and Warrants Proposal, we will not be able to issue ~~20% or more of our outstanding~~ shares of our common stock to the holders of the Convertible Note and the Warrants. Accordingly, our Board of Directors believes that it is in our best interest, and in the best interest of our stockholders, to approve the potential issuance of ~~20% or more of our pre-transaction total outstanding~~ shares of common stock that may be issued in accordance with the Convertible Note and Warrants.

Absent approval of this Convertible Note and Warrants Proposal, we are left with limited financial and corporate flexibility with respect to our ability to satisfy obligations under the Convertible Note and Warrants with shares of our common stock, which could have a material adverse effect on our financial condition.

* * *

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held November 7, 2025.

The Letter to Stockholders, Notice of Annual Meeting, Proxy Statement, Annual Report on Form 10-K and this Amendment, are available at: www.virtualshareholdermeeting.com/SER2025.

This Amendment is being filed with the SEC on October 27, 2025.